Exhibit 16.1

October 10, 2017

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Jerrick Media Holdings, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated October 6, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP